                                                                   Exhibit 14



  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 11 to the 1933 Act Registration Statement (Form N-6 No. 333-141769) and Amendment No. 39 to the 1940 Act Registration Statement (Form N-6 No. 811-09257) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) April 2, 2013, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 2, 2013, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 2, 2013